UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 7, 2014

FOREST OIL CORPORATION (Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

1-13515	25-0484900
(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, Suite 3600, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

303.812.1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
On May 7, 2014, Forest Oil Corporation (“Forest”) held its 2014 annual meeting of shareholders (the “Annual Meeting”). At the Annual Meeting, the shareholders of Forest voted on the following proposals:
Proposal No. 1 - Election of two Class II directors;

Proposal No. 2 - Advisory vote on executive compensation; and

Proposal No. 3 - Ratification of the appointment of Ernst & Young LLP as Forest's independent registered public accounting firm for the year ending December 31, 2014.

On the record date for the Annual Meeting, there were 119,060,352 shares issued, outstanding and entitled to vote. Shareholders holding 101,205,585 shares were present at the meeting, in person or represented by proxy. The results of the voting at the Annual Meeting were as follows:

PROPOSAL NO. 1 - ELECTION OF THREE CLASS III DIRECTORS

Director	Votes For	Votes Withheld	Broker Non-Votes

James H. Lee	60,785,007	5,830,421	34,590,157

Patrick R. McDonald	59,910,873	6,704,555	34,590,157

PROPOSAL NO 2 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

Votes For	Votes Against	Abstentions	Broker Non-Votes

19,076,926	47,408,388	130,114	34,590,157

PROPOSAL NO. 3 - RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS FOREST'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2014

Votes For	Votes Against	Abstentions	Broker Non-Votes

99,741,645	1,112,527	351,413	0

Each of the directors under Proposals No. 1 was elected by a majority of the votes cast. Proposal No. 3 was approved by a majority of the votes cast, while Proposal No. 2 was disapproved by a majority of the votes cast. Abstentions and broker non-votes were counted for purposes of determining if a quorum was present, but were not treated as votes cast for purposes of calculating the vote on each of the proposals.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION (Registrant)

May 8, 2014	By:	/s/ Richard W. Schelin
Richard W. Schelin Vice President, General Counsel and Secretary

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